SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 25, 2004

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                          INTERNET COMMERCE CORPORATION
             (Exact name of registrant as specified in its charter)




             Delaware                    024996                  13-3645702
 (State or other jurisdiction of       (Commission            (I.R.S. employer
  incorporation or organization)       file number)          identification no.)




             805 Third Avenue,
          New York, New York 10022                                  10022
 (Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (212) 271-7640





         (Former name or former address, if changed since last report.)




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ITEM 5.     Other Events and Regulation FD Disclosure

            On May 25, 2004, the Registrant and its wholly-owned subsidiary, ICC Acquisition Corporation, Inc. ("Buyer"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Electronic Commerce Systems, Inc., a Georgia corporation ("ECS"), and certain significant shareholders of ECS. Pursuant to the Merger Agreement, Buyer will be merged with and into ECS and ECS will become a wholly-owned subsidiary of Registrant (the "Merger"). Registrant has agreed to issue a total of approximately 1,941,434 shares of its class A common stock in connection with the Merger, of which approximately 415,596 shares will be issued in exchange for approximately $492,282 of outstanding debt ECS owes to certain of its shareholders and in payment of ECS' legal fees in connection with the transactions contemplated by the Merger Agreement. The shareholders of ECS who have executed the Merger Agreement have agreed to vote all of their shares in favor of the Merger at a special meeting of shareholders of ECS. These shareholders own more than fifty percent of the outstanding shares of ECS.

            ECS provides Internet-based e-business solutions to suppliers needing to comply with EDI mandates from major retailers, as well as services to the banking industry and special electronic solutions for a range of customers. ECS was founded in 1996 and is headquartered in Norcross, Georgia. ECS reported approximately $1.75 million (unaudited) in revenue and a net loss of approximately $123,000 (unaudited) for the year ended December 31, 2003. For the four months ended April 30, 2004, ECS reported approximately $715,000 (unaudited) in revenue and a net profit of approximately $103,000 (unaudited).

            The completion of the Merger is subject to the approval of shareholders of ECS and other customary conditions. It is anticipated that a special meeting of shareholders of ECS will be called and held within the next 30 days. Upon the consummation of the Merger, the Registrant will enter into a registration rights undertaking in favor of the shareholders of ECS pursuant to which Registrant will agree to register the resale of the shares of class A common stock received by such shareholders as a result of the merger.

            The foregoing description of the Merger Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, the form of which is filed as an exhibit to this Current Report on Form 8-K and is hereby incorporated herein by reference.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

      Exhibit No.  Description
      -----------  ------------

      10.1 Form of Agreement and Plan of Merger dated May 25, 2004 by and among Registrant, ICC Acquisition Corporation, Inc., Electronic Commerce Systems, Inc. and certain shareholders thereof.




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                                     SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 25, 2004

                                    INTERNET COMMERCE CORPORATION



                                    By: /s/ Walter M. Psztur
                                        -----------------------------
                                        Walter M. Psztur
                                        Chief Financial Officer




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